Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Zai Lab Limited and the effectiveness of Zai Lab Limited’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

October 28, 2022